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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             FIRST UNION CORPORATION
             (Exact name of registrant as specified in its charter)

         North Carolina                              56-0898180
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

     One First Union Center
         Charlotte, NC                               28288-0013
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(Address of principal executive offices)             (Zip Code)

         Securities to be registered pursuant to Section 12(b) of the Act:



                  Title of each class                                          Name of each exchange on which
                  to be so registered                                                each class is to be registered

 Series B Convertible Class A Preferred Stock,                            New York Stock Exchange, Inc.
          No-par Value

 Series D Adjustable Rate Cumulative Class A                              New York Stock Exchange, Inc.
          Preferred Stock, No-par Value

Depositary Shares, each representing a 1/40th                             New York Stock Exchange, Inc.
         interest in Series F 10.64% Class A
         Preferred Stock, No-par Value

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(g) of the Act:

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                                (Title of class)

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                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the securities to be registered is set forth in the Registrant's Joint Proxy Statement/Prospectus, dated September 5, 1995, included in Registration Statement No. 33-62307 on Form S-4, as amended, under "Description of FUNC Capital Stock", and such description is incorporated herein by reference.

ITEM 2.   EXHIBITS.

         (1) Articles of Incorporation of the Registrant, as amended. (Incorporated by reference to Exhibit (4) to FUNC's 1990 First Quarter Report on Form 10-Q and Exhibit (99)(a) to FUNC's 1993 First Quarter Report on Form 10-Q.)

         (2) Bylaws of the Registrant, as amended. (Incorporated by reference to Exhibit (3)(b) to Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 33-62399.)

         (3) Shareholder Protection Rights Agreement, as amended. (Incorporated by reference to Exhibit (4)(b) to FUNC's Forms 8-K dated December 18, 1990 and October 20, 1992, and to Exhibit (99) to the Corporation's Current Reports on Form 8-K dated June 20, 1995 and June 21, 1995.)

         (4) Form of Deposit Agreement relating to the Depositary Shares being registered hereby. (Incorporated by reference to Exhibit (4)(d) to Registration Statement No. 33-62307.)


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         FIRST UNION CORPORATION

Date: December 8, 1995                By: /s/ Kent S. Hathaway
                                              Kent S. Hathaway
                                              Senior Vice President


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